Exhibit 99.1

October 21, 2015
MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2015

DALLAS - October 21, 2015 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2015.

“We are pleased to report another good quarter of growth in loans, deposits and earnings," said Keith Cargill, CEO. "We experienced quality growth in core loans held for investment during the quarter with the expected solid performance in our mortgage finance business. While we continue to monitor credit very closely, we experienced some improvement in non-performing levels in the third quarter. We launched our Mortgage Correspondent Aggregation ("MCA") program late in the quarter after completing the pilot phase."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 4% and total LHI decreased 1% on a linked quarter basis, growing 19% and 18%, respectively, from the third quarter of 2014.

•	Mortgage finance loans decreased 12% on a linked quarter basis and increased 14% from the third quarter of 2014.

•	Demand deposits increased 1% and total deposits increased 7% on a linked quarter basis, growing 39% and 29%, respectively, from the third quarter of 2014.

•	Net income decreased 2% on a linked quarter basis and increased 1% from the third quarter of 2014.

•	EPS decreased 1% on a linked quarter basis, and decreased 4% from the third quarter of 2014.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q3 2015	Q3 2014	% Change
QUARTERLY OPERATING RESULTS
Net income	$37,114	$36,832	1%
Net income available to common stockholders	$34,676	$34,394	1%
Diluted EPS	$0.75	$0.78	(4)%
Diluted shares	46,471	43,850	6%
ROA	0.79%	1.07%
ROE	9.69%	12.11%

BALANCE SHEET
Total assets	$18,665,995	$14,268,561	31%
Demand deposits	6,545,273	4,722,479	39%
Total deposits	15,165,345	11,715,808	29%
LHI	11,562,828	9,686,422	19%
LHI, mortgage finance	4,312,790	3,774,467	14%
Total LHI	15,875,618	13,460,889	18%
Stockholders’ equity	1,590,051	1,297,922	23%
Tangible book value per share	$30.98	$26.10	19%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $37.1 million and net income available to common stockholders of $34.7 million for the quarter ended September 30, 2015 compared to net income of $36.8 million and net income available to common stockholders of $34.4 million for the same period in 2014. On a fully diluted basis, earnings per common share were $0.75 for the quarter ended September 30, 2015 compared to $0.78 for the same period of 2014. The decrease is related to the dilutive effect of the fourth quarter 2014 offering of 2.5 million common shares for net proceeds of $149.6 million.

Return on average common equity (“ROE”) was 9.69 percent and return on average assets (“ROA”) was 0.79 percent for the third quarter of 2015, compared to 12.11 percent and 1.07 percent, respectively, for the third quarter of 2014. The ROE decrease resulted from the 23 percent year-over-year increase in average common equity, reflecting the impact of the common stock offering completed in the fourth quarter of 2014. The ROA decrease resulted from a combination of reduced yields on loans and a $2.5 billion increase in average liquidity assets, which include Federal funds sold and deposits in other banks, from the third quarter of 2014 to the third quarter of 2015. The majority of the liquidity assets relates to deposits at the Federal Reserve Bank of Dallas, which have an average yield of 0.25 percent for the third quarter of 2015, consistent with the same period of 2014.

Net interest income was $142.0 million for the third quarter of 2015, compared to $125.7 million for the third quarter of 2014 and $142.3 million for the second quarter of 2015. The net interest margin for the third quarter of 2015 was 3.12 percent, a 65 basis point decrease from the third quarter of 2014 and a 10 basis point decrease from the second quarter of 2015. The year-over-year decrease in net interest margin is due primarily to a substantial increase in liquidity assets, as well as the growth in loans with lower average yields. The cost of total deposits and borrowed funds was 17 basis points for the third quarter of 2015, compared to 16 basis points for the third quarter of 2014 and second quarter of 2015.

Average LHI, excluding mortgage finance loans, for the third quarter of 2015 were $11.3 billion, an increase of $1.9 billion, or 20 percent, from the third quarter of 2014, and an increase of $361.2 million, or 3 percent, from the second quarter of 2015. Average mortgage finance loans for the third quarter of 2015 were $4.0 billion, an increase of $528.9 million, or 15 percent, from the third quarter of 2014 and a decrease of $591.7 million, or 13 percent, from the second quarter of 2015.

As announced we successfully launched our MCA business late in the quarter after completing the pilot phase. Due to the delayed launch, the ramp up of production will be slower than expected. As expected, the offering is providing for increases in yields and reduction in capital risk weight, however competition among non-banks attempting to build servicing portfolios is driving fees to exceptionally low levels. We anticipate increasing the rate of loan growth to drive higher net interest income at higher risk-adjusted returns.

Average total deposits for the third quarter of 2015 increased $3.4 billion from the third quarter of 2014 and increased $368.3 million from the second quarter of 2015. Average demand deposits for the third quarter of 2015 increased $2.0 billion, or 42 percent, to $6.6 billion from $4.7 billion during the third quarter of 2014 and decreased $183.8 million, or 3 percent, from the second quarter of 2015.

We recorded a $13.8 million provision for credit losses in the third quarter of 2015 compared to $6.5 million in the third quarter of 2014 and $14.5 million in the second quarter of 2015. The provision for the third quarter of 2015 was driven by the application of our methodology. The year-over-year increase was primarily related to the growth in traditional LHI, excluding mortgage finance loans, as well as a change in applied risk weights which are based in part on historical loss experience as well as changes in the composition of our pass-rated loan portfolio. The combined reserve at September 30, 2015 increased to 1.19 percent of LHI excluding mortgage finance loans due to continuing loan growth and increases in the provision in 2015, as compared to 1.06 percent at September 30, 2014 and 1.14 percent at June 30, 2015. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio.

We experienced a decrease in non-performing asset totals in the third quarter of 2015 on a linked quarter basis, bringing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 0.69 percent compared to 0.28 percent in the third quarter of 2014 and .77 percent in the second quarter of 2015. Net charge-offs for the third quarter of 2015 were $2.3 million compared to net charge-offs of $595,000 in the third quarter of 2014 and net charge-offs of $3.7 million in the second quarter of 2015. For the third quarter of 2015, net charge-offs were 0.06 percent of total LHI, compared to 0.02 percent for the same period in 2014 and 0.10 percent for the second quarter of 2015.

Non-interest income increased $984,000, or 9 percent, during the third quarter of 2015 compared to the same period of 2014. Brokered loan fees and service charges increased $1.1 million and $279,000, respectively, during the third quarter of 2015 compared to the same period of 2014. The increase in brokered loan fees was a result of an increase in mortgage finance volumes. The increase in service charge income was a result of an increase in the deposit balances for the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014. Offsetting these increases was a $210,000 decrease in swap fees income during the third quarter of 2015 compared to the same period of 2014. These fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter.

Non-interest expense for the third quarter of 2015 increased $9.8 million, or 14 percent, compared to the third quarter of 2014. The increase is primarily related to a $5.4 million increase in salaries and employee benefits expense, a $1.2 million increase in other non-

interest expense, a $636,000 increase in legal and professional expense, a $595,000 increase in net occupancy expense, and a $252,000 increase in communications and technology expense, all of which were due to general business growth. FDIC insurance assessment expense for the third quarter of 2015 increased $1.7 million compared to the same quarter in 2014 as a result of the increase in total assets from September 30, 2014 to September 30, 2015.

Stockholders’ equity increased by 23 percent from $1.3 billion at September 30, 2014 to $1.6 billion at September 30, 2015, primarily due to the offering of 2.5 million common shares for net proceeds of $149.6 million in the fourth quarter of 2014 and retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at September 30, 2015, our ratio of tangible common equity to total tangible assets was 7.6 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, deterioration of the credit quality of our loan portfolio, the effects of recent declines in oil and gas prices on our customers, increased defaults and loan losses, the risk of adverse impacts from general economic conditions, volatility in the mortgage industry, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2015	2015	2015	2014	2014
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$153,856	$153,374	$140,908	$137,833	$135,290
Interest expense	11,808	11,089	10,899	10,251	9,629
Net interest income	142,048	142,285	130,009	127,582	125,661
Provision for credit losses	13,750	14,500	11,000	6,500	6,500
Net interest income after provision for credit losses	128,298	127,785	119,009	121,082	119,161
Non-interest income	11,380	12,771	12,267	11,226	10,396
Non-interest expense	81,688	81,276	76,517	74,117	71,915
Income before income taxes	57,990	59,280	54,759	58,191	57,642
Income tax expense	20,876	21,343	19,709	20,357	20,810
Net income	37,114	37,937	35,050	37,834	36,832
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$34,676	$35,500	$32,612	$35,397	$34,394

Diluted EPS	$.75	$.76	$.70	$.78	$.78
Diluted shares	46,471,390	46,443,413	46,367,870	45,092,511	43,849,838

CONSOLIDATED BALANCE SHEET DATA
Total assets	$18,665,995	$17,817,338	$17,325,458	$15,899,946	$14,268,561
LHI	11,562,828	11,123,325	10,760,978	10,154,887	9,686,422
LHI, mortgage finance	4,312,790	4,906,415	5,408,750	4,102,125	3,774,467
Loans held for sale, at fair value	1,062	—	—	—	—
Liquidity assets	2,345,192	1,337,364	734,945	1,233,990	427,199
Securities	31,998	35,361	37,649	41,719	43,938
Demand deposits	6,545,273	6,479,073	6,050,817	5,011,619	4,722,479
Total deposits	15,165,345	14,188,276	14,122,306	12,673,300	11,715,808
Other borrowings	1,353,834	1,509,007	1,125,458	1,192,681	735,689
Subordinated notes	286,000	286,000	286,000	286,000	286,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,590,051	1,554,529	1,517,958	1,484,190	1,297,922

End of period shares outstanding	45,839,364	45,812,971	45,772,245	45,735,007	43,179,134
Book value	$31.42	$30.66	$29.89	$29.14	$26.59
Tangible book value(1)	$30.98	$30.22	$29.44	$28.69	$26.10

SELECTED FINANCIAL RATIOS
Net interest margin	3.12%	3.22%	3.22%	3.56%	3.77%
Return on average assets	0.79%	0.83%	0.84%	1.03%	1.07%
Return on average common equity	9.69%	10.32%	9.82%	11.41%	12.11%
Non-interest income to earning assets	0.25%	0.29%	0.30%	0.31%	0.31%
Efficiency ratio(2)	53.2%	52.4%	53.8%	53.4%	52.9%
Non-interest expense to earning assets	1.80%	1.84%	1.89%	2.07%	2.16%
Tangible common equity to total tangible assets(3)	7.6%	7.8%	7.8%	8.3%	7.9%
Common Equity Tier 1(1)	7.7%	7.4%	7.2%	7.9%	7.2%
Tier 1 capital	9.1%	8.8%	8.6%	9.5%	8.8%
Total capital	11.4%	11.0%	10.7%	11.8%	11.3%
Leverage	9.1%	9.0%	9.5%	10.8%	10.2%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2015	September 30, 2014	% Change
Assets
Cash and due from banks	$101,758	$102,503	(1)%
Interest-bearing deposits	2,320,192	427,199	443%
Federal funds sold and securities purchased under resale agreements	25,000	—	100%
Securities, available-for-sale	31,998	43,938	(27)%
Loans held for sale, at fair value	1,062	—	100%
LHI, mortgage finance	4,312,790	3,774,467	14%
LHI (net of unearned income)	11,562,828	9,686,422	19%
Less: Allowance for loan losses	130,540	96,322	36%
LHI, net	15,745,078	13,364,567	18%
Premises and equipment, net	17,772	17,640	1%
Accrued interest receivable and other assets	403,040	291,951	38%
Goodwill and intangibles, net	20,095	20,763	(3)%
Total assets	$18,665,995	$14,268,561	31%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$6,545,273	$4,722,479	39%
Interest bearing	8,620,072	6,586,903	31%
Interest bearing in foreign branches	—	406,426	(100)%
Total deposits	15,165,345	11,715,808	29%

Accrued interest payable	2,694	1,908	41%
Other liabilities	154,665	117,828	31%
Federal funds purchased and repurchase agreements	103,834	285,678	(64)%
Other borrowings	1,250,000	450,011	178%
Subordinated notes	286,000	286,000	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	17,075,944	12,970,639	32%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at September 30, 2015 and 2014	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 45,839,781 and 43,179,551 at September 30, 2015 and 2014, respectively	458	432	6%
Additional paid-in capital	713,209	558,822	28%
Retained earnings	725,502	587,317	24%
Treasury stock (shares at cost: 417 at September 30, 2015 and 2014)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	890	1,359	(35)%
Total stockholders’ equity	1,590,051	1,297,922	23%
Total liabilities and stockholders’ equity	$18,665,995	$14,268,561	31%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2015	2014	2015	2014
Interest income
Interest and fees on loans	$151,749	$134,618	$442,529	$374,724
Securities	298	428	979	1,439
Federal funds sold	193	68	427	116
Deposits in other banks	1,616	176	4,203	435
Total interest income	153,856	135,290	448,138	376,714
Interest expense
Deposits	6,240	4,606	17,510	12,882
Federal funds purchased	56	82	217	292
Repurchase agreements	6	5	14	13
Other borrowings	672	68	1,590	321
Subordinated notes	4,191	4,241	12,573	11,961
Trust preferred subordinated debentures	643	627	1,892	1,862
Total interest expense	11,808	9,629	33,796	27,331
Net interest income	142,048	125,661	414,342	349,383
Provision for credit losses	13,750	6,500	39,250	15,500
Net interest income after provision for credit losses	128,298	119,161	375,092	333,883
Non-interest income
Service charges on deposit accounts	2,096	1,817	6,339	5,277
Trust fee income	1,222	1,190	3,709	3,714
Bank owned life insurance (BOLI) income	484	517	1,444	1,547
Brokered loan fees	4,885	3,821	14,394	10,002
Swap fees	254	464	3,275	2,098
Other	2,439	2,587	7,257	8,647
Total non-interest income	11,380	10,396	36,418	31,285
Non-interest expense
Salaries and employee benefits	48,583	43,189	142,611	125,141
Net occupancy expense	5,874	5,279	17,373	15,120
Marketing	3,999	4,024	12,142	11,578
Legal and professional	5,510	4,874	15,176	17,457
Communications and technology	5,180	4,928	15,905	13,213
FDIC insurance assessment	4,489	2,775	12,490	8,044
Allowance and other carrying costs for OREO	1	5	16	61
Other	8,052	6,841	23,768	20,383
Total non-interest expense	81,688	71,915	239,481	210,997
Income before income taxes	57,990	57,642	172,029	154,171
Income tax expense	20,876	20,810	61,928	55,653
Net income	37,114	36,832	110,101	98,518
Preferred stock dividends	2,438	2,438	7,313	7,313
Net income available to common stockholders	$34,676	$34,394	$102,788	$91,205

Basic earnings per common share	$0.76	$0.80	$2.24	$2.13
Diluted earnings per common share	$0.75	$0.78	$2.21	$2.09

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2015	2015	2015	2014	2014
Reserve for loan losses:
Beginning balance	$118,770	$108,078	$100,954	$96,322	$91,114
Loans charged-off:
Commercial	2,758	5,418	3,102	1,285	992
Real estate	—	—	346	—	—
Consumer	—	—	62	165	—
Leases	25	—	—	—	—
Total charge-offs	2,783	5,418	3,510	1,450	992
Recoveries:
Commercial	388	1,424	286	190	329
Real estate	8	12	8	34	2
Construction	42	272	83	—	—
Consumer	9	6	4	96	35
Leases	4	15	8	2	31
Total recoveries	451	1,729	389	322	397
Net charge-offs	2,332	3,689	3,121	1,128	595
Provision for loan losses	14,102	14,381	10,245	5,760	5,803
Ending balance	$130,540	$118,770	$108,078	$100,954	$96,322

Reserve for off-balance sheet credit losses:
Beginning balance	$7,934	$7,815	$7,060	$6,320	$5,623
Provision for off-balance sheet credit losses	(352)	119	755	740	697
Ending balance	$7,582	$7,934	$7,815	$7,060	$6,320

Total reserves for credit losses	$138,122	$126,704	$115,893	$108,014	$102,642

Total provision for credit losses	$13,750	$14,500	$11,000	$6,500	$6,500

Reserve to LHI	0.82%	0.74%	0.67%	0.71%	0.72%
Reserve to LHI excluding mortgage finance loans(2)	1.13%	1.07%	1.00%	0.99%	0.99%
Reserve to average LHI	0.85%	0.77%	0.76%	0.75%	0.75%
Reserve to average LHI excluding mortgage finance loans(2)	1.15%	1.09%	1.03%	1.02%	1.02%
Net charge-offs to average LHI(1)	0.06%	0.10%	0.09%	0.03%	0.02%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.08%	0.14%	0.12%	0.05%	0.03%
Net charge-offs to average LHI for last twelve months(1)	0.07%	0.06%	0.06%	0.05%	0.05%
Net charge-offs to average LHI, excluding mortgage finance loans, for last twelve months(1)(2)	0.10%	0.08%	0.08%	0.07%	0.07%
Total provision for credit losses to average LHI(1)	0.36%	0.37%	0.31%	0.19%	0.20%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.48%	0.53%	0.42%	0.26%	0.27%
Combined reserves for credit losses to LHI	0.87%	0.79%	0.72%	0.76%	0.76%
Combined reserves for credit losses to LHI, excluding mortgage finance loans(2)	1.19%	1.14%	1.08%	1.06%	1.06%

Non-performing assets (NPAs):
Non-accrual loans	$109,674	$122,920	$68,307	$43,304	$37,733
Other real estate owned (OREO)	187	609	605	568	617
Total	$109,861	$123,529	$68,912	$43,872	$38,350

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2015	2015	2015	2014	2014

Non-accrual loans to LHI	0.69%	0.77%	0.42%	0.30%	0.28%
Non-accrual loans to LHI excluding mortgage finance loans(2)	0.95%	1.11%	0.63%	0.43%	0.39%
Total NPAs to LHI plus OREO	0.69%	0.77%	0.43%	0.31%	0.28%
Total NPAs to LHI excluding mortgage finance loans plus OREO(2)	0.95%	1.11%	0.64%	0.43%	0.40%
Total NPAs to earning assets	0.61%	0.72%	0.41%	0.28%	0.28%
Reserve for loan losses to non-accrual loans	1.2x	1.0x	1.6x	2.3x	2.6x

Restructured loans	$249	$249	$319	$1,806	$1,853
Loans past due 90 days and still accruing(3)	$7,558	$5,482	$2,971	$5,274	$6,102

Loans past due 90 days to LHI	0.05%	0.03%	0.02%	0.04%	0.05%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.07%	0.05%	0.03%	0.05%	0.06%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At September 30, 2015, loans past due 90 days and still accruing includes premium finance loans of $6.2 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2015	2015	2015	2014	2014
Interest income
Interest and fees on loans	$151,749	$151,606	$139,174	$136,882	$134,618
Securities	298	323	358	389	428
Federal funds sold	193	118	116	91	68
Deposits in other banks	1,616	1,327	1,260	471	176
Total interest income	153,856	153,374	140,908	137,833	135,290
Interest expense
Deposits	6,240	5,642	5,628	5,263	4,606
Federal funds purchased	56	93	68	81	82
Repurchase agreements	6	4	4	4	5
Other borrowings	672	528	390	35	68
Subordinated notes	4,191	4,191	4,191	4,241	4,241
Trust preferred subordinated debentures	643	631	618	627	627
Total interest expense	11,808	11,089	10,899	10,251	9,629
Net interest income	142,048	142,285	130,009	127,582	125,661
Provision for credit losses	13,750	14,500	11,000	6,500	6,500
Net interest income after provision for credit losses	128,298	127,785	119,009	121,082	119,161
Non-interest income
Service charges on deposit accounts	2,096	2,149	2,094	1,976	1,817
Trust fee income	1,222	1,287	1,200	1,223	1,190
Bank owned life insurance (BOLI) income	484	476	484	520	517
Brokered loan fees	4,885	5,277	4,232	3,979	3,821
Swap fees	254	1,035	1,986	894	464
Other	2,439	2,547	2,271	2,634	2,587
Total non-interest income	11,380	12,771	12,267	11,226	10,396
Non-interest expense
Salaries and employee benefits	48,583	48,200	45,828	43,910	43,189
Net occupancy expense	5,874	5,808	5,691	5,746	5,279
Marketing	3,999	3,925	4,218	4,411	4,024
Legal and professional	5,510	5,618	4,048	3,725	4,874
Communications and technology	5,180	5,647	5,078	5,454	4,928
FDIC insurance assessment	4,489	4,211	3,790	2,875	2,775
Allowance and other carrying costs for OREO	1	6	9	24	5
Other	8,052	7,861	7,855	7,972	6,841
Total non-interest expense	81,688	81,276	76,517	74,117	71,915
Income before income taxes	57,990	59,280	54,759	58,191	57,642
Income tax expense	20,876	21,343	19,709	20,357	20,810
Net income	37,114	37,937	35,050	37,834	36,832
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$34,676	$35,500	$32,612	$35,397	$34,394

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	3rd Quarter 2015			2nd Quarter 2015			1st Quarter 2015			4th Quarter 2014			3rd Quarter 2014
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$32,358	$287	3.52%	$35,081	$311	3.56%	$37,145	$332	3.62%	$39,258	$355	3.59%	$41,716	$383	3.64%
Securities - Non-taxable(2)	1,162	17	5.80%	1,427	18	5.06%	2,785	40	5.82%	3,257	52	6.33%	4,697	69	5.83%
Federal funds sold and securities purchased under resale agreements	308,822	193	0.25%	200,690	118	0.24%	191,297	116	0.25%	139,761	91	0.26%	105,793	68	0.26%
Deposits in other banks	2,537,033	1,616	0.25%	2,103,732	1,327	0.25%	2,019,567	1,260	0.25%	742,240	471	0.25%	283,062	176	0.25%
Loans held for sale, at fair value	570	6	4.18%	—	—	—	—	—	—	—	—	—	—	—	—
LHI, mortgage finance loans	3,981,731	30,427	3.03%	4,573,478	33,773	2.96%	3,746,938	27,631	2.99%	3,471,737	26,773	3.06%	3,452,782	27,275	3.13%
LHI	11,302,248	121,316	4.26%	10,941,029	117,833	4.32%	10,502,172	111,543	4.31%	9,921,611	110,109	4.40%	9,423,548	107,343	4.52%
Less reserve for loan losses	118,543	—	—	109,086	—	—	101,042	—	—	96,139	—	—	91,427	—	—
LHI, net of reserve	15,165,436	151,743	3.97%	15,405,421	151,606	3.95%	14,148,068	139,174	3.99%	13,297,209	136,882	4.08%	12,784,903	134,618	4.18%
Total earning assets	18,045,381	153,862	3.38%	17,746,351	153,380	3.47%	16,398,862	140,922	3.49%	14,221,725	137,851	3.85%	13,220,171	135,314	4.06%
Cash and other assets	486,846			493,034			459,030			409,635			409,727
Total assets	$18,532,227			$18,239,385			$16,857,892			$14,631,360			$13,629,898
Liabilities and Stockholders’ Equity
Transaction deposits	$1,754,940	$763	0.17%	$1,404,521	$458	0.13%	$1,401,626	$444	0.13%	$1,150,530	$401	0.14%	$1,010,003	$287	0.11%
Savings deposits	5,858,381	4,616	0.31%	5,610,277	4,332	0.31%	5,891,344	4,420	0.30%	5,479,395	4,121	0.30%	4,991,779	3,519	0.28%
Time deposits	536,531	723	0.53%	516,582	657	0.51%	447,681	506	0.46%	406,040	413	0.40%	485,558	475	0.39%
Deposits in foreign branches	179,731	138	0.30%	246,035	195	0.32%	304,225	258	0.34%	369,471	328	0.35%	369,202	325	0.35%
Total interest bearing deposits	8,329,583	6,240	0.30%	7,777,415	5,642	0.29%	8,044,876	5,628	0.28%	7,405,436	5,263	0.28%	6,856,542	4,606	0.27%
Other borrowings	1,459,864	734	0.20%	1,565,874	625	0.16%	1,172,675	462	0.16%	251,737	120	0.19%	310,157	155	0.20%
Subordinated notes	286,000	4,191	5.81%	286,000	4,191	5.88%	286,000	4,191	5.94%	286,000	4,241	5.88%	286,000	4,241	5.88%
Trust preferred subordinated debentures	113,406	643	2.25%	113,406	631	2.23%	113,406	618	2.21%	113,406	627	2.19%	113,406	627	2.19%
Total interest bearing liabilities	10,188,853	11,808	0.46%	9,742,695	11,089	0.46%	9,616,957	10,899	0.46%	8,056,579	10,251	0.50%	7,566,105	9,629	0.50%
Demand deposits	6,621,159			6,804,994			5,592,124			5,047,876			4,669,772
Other liabilities	152,154			161,614			152,639			146,259			117,418
Stockholders’ equity	1,570,061			1,530,082			1,496,172			1,380,646			1,276,603
Total liabilities and stockholders’ equity	$18,532,227			$18,239,385			$16,857,892			$14,631,360			$13,629,898
Net interest income(2)		$142,054			$142,291			$130,023			$127,600			$125,685
Net interest margin			3.12%			3.22%			3.22%			3.56%			3.77%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.